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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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
Greater Bay Bancorp                                            GBB Capital V
(Exact Name of Registrant as Specified in its Charter)         (Exact name of Registrant as Specified in its Charter)

California                                                     Delaware
(State of Incorporation or Organization)                       (State of Incorporation of Organization)

77-0387041                                                     77-0575138
(I.R.S. Employer Identification Number)                        (I.R.S. Employer Identification Number)

2860 West Bayshore Road                                        2860 West Bayshore Road
Palo Alto, California  94303                                   Palo Alto, California 94303
(Address of Principal Executive Office)                        (Address of Principal Executive Office)
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Securities to be registered pursuant to Section 12(b) of the Act:      None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

Securities Act Registration Statement File Number to which this form relates:
333-65772 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

GBB Capital V __% Cumulative Trust Preferred Securities

Guarantee of Greater Bay Bancorp with respect to the __% Cumulative Trust Preferred Securities
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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

For the full description of GBB Capital V Capital Securities (the "Capital Securities"), reference is made to the information contained under the captions "Description of the Capital Securities," "Description of the Junior Subordinated Debentures," Description of the Guarantee" and "Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" in the Prospectus that forms part of the registrants' Registration Statement on Form S-3, Registration No. 333-65772, (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The information contained in the Registration Statement and the Prospectus describing the Capital Securities will be filed pursuant to Rule 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act and shall be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.  EXHIBITS.

4.1 Form of Amended and Restated Declaration of Trust of GBB Capital V (incorporated by referenced from Exhibit 4.1 to the Registration Statement).

4.2 Form of Indenture between Greater Bay and Wilmington Trust Company, as trustee (incorporated by reference from Exhibit 4.2 to the Registration Statement).

4.3 Form of Common Securities Certificate of GBB Capital V (incorporated by reference from Exhibit 4.3 to the Registration Statement).

4.4 Form of Capital Securities Certificate of GBB Capital V (incorporated by reference from Exhibit 4.4 to the Registration Statement).

4.5       Form of Junior Subordinated Debenture (incorporated by reference from
          Exhibit 4.5 to the Registration Statement).

4.6 Form of Capital Securities Guarantee Agreement (incorporated by reference from Exhibit 4.6 to the Registration Statement).

4.7 Form of Common Securities Guarantee Agreement (incorporated by reference from Exhibit 4.7 to the Registration Statement).
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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated:   August 8, 2001



GREATER BAY BANCORP                                GBB CAPITAL V



By:  /s/ David L. Kalkbrenner                      By:  /s/ Steven C. Smith
    ------------------------------------               -------------------------
     David L. Kalkbrenner                              Steven C. Smith
     President and Chief Executive Officer             Administrative Trustee



                                                   By:  /s/ Shawn E. Saunders
                                                       -------------------------
                                                        Shawn E. Saunders
                                                        Administrative Trustee



                                                   By:  /s/ Christoper Plummer
                                                       -------------------------
                                                        Christopher Plummer
                                                        Administrative Trustee